Exhibit 99.1

Media Contact: Michael Polzin, 847-315-2920	http://news.walgreens.com
Investor Contact: Ashish Kohli, CFA, 847-315-3810	@WalgreensNews
FOR IMMEDIATE RELEASE	facebook.com/Walgreens

Walgreen Co. Reports Fiscal 2015 First Quarter Results

•                  Adjusted first quarter earnings per diluted share increase 12.5 percent to 81 cents; GAAP earnings per diluted share increase 18.1 percent to 85 cents

•                  Adjusted first quarter earnings increase 12.4 percent to $773 million; GAAP earnings increase 16.4 percent to $809 million

•                  First-quarter sales increase 6.7 percent to a record $19.6 billion as total sales in comparable stores increase 5.7 percent; retail prescription market share reaches 19.0 percent as gains continue

•                  Cost control limits adjusted selling, general and administrative expense dollar increase to 1.7 percent; GAAP SG&A dollar growth increases 1.8 percent

•                  Company generates free cash flow of $696 million in the quarter

•                  Step 2 of strategic transaction with Alliance Boots anticipated to close Dec. 31, subject to shareholder approval

DEERFIELD, Ill., Dec. 23, 2014 — Walgreen Co. (NYSE: WAG) (Nasdaq: WAG) today announced results for the first quarter of fiscal year 2015 ended Nov. 30.

Overview of First Quarter Results

Net earnings determined in accordance with generally accepted accounting principles (GAAP) for the fiscal 2015 first quarter were $809 million, a 16.4 percent increase from $695 million in the year-ago quarter. Net earnings per diluted share for the quarter increased 18.1 percent to 85 cents, compared with 72 cents per diluted share in the year-ago quarter.

Adjusted fiscal 2015 first quarter net earnings were $773 million, a 12.4 percent increase from $688 million in the same quarter a year ago. Adjusted net earnings per diluted share for the quarter increased 12.5 percent to 81 cents, compared with 72 cents per diluted share in the year-ago quarter. This year’s first quarter earnings adjustments had a net negative impact of $36 million or 4 cents per diluted share. (Please see the “Reconciliation of Non-GAAP Financial Measures” table and accompanying disclosures at the end of this press release for more detailed information regarding the non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations.)

“This quarter we had solid performance across both our pharmacy and retail products businesses,” Walgreens President and CEO Greg Wasson said. “We truly appreciate that our 8,200-plus store teams exceeded the overall retail market in year-over-year sales growth heading into the holiday season, as we grew gross profit dollars faster than our costs during the quarter. We also completed our financing to close the Alliance Boots transaction as we move toward our shareholder vote on Dec. 29 to finalize the merger, ahead of our original goal. This truly is an extraordinary time for Walgreens as we achieve our vision of becoming a pharmacy-led, global enterprise for health and wellbeing with Alliance Boots.”

Alliance Boots contributed 11 cents per diluted share to Walgreens first quarter 2015 adjusted EPS. The combined synergies for Walgreens and Alliance Boots in the first quarter were approximately $140 million and remain on track to reach at least $650 million in fiscal 2015.

KEY FINANCIAL HIGHLIGHTS

Sales

First quarter sales increased 6.7 percent compared with the prior-year quarter to a record $19.6 billion, with total sales in comparable stores increasing 5.7 percent. Front-end, or retail products, comparable store sales (those open at least a year) increased 1.5 percent in the first quarter compared with last year’s first quarter.  While customer traffic in comparable stores decreased 2.7 percent, basket size increased 4.2 percent.

Pharmacy sales, which accounted for 66.8 percent of sales in the quarter, increased 9.0 percent compared to the year-ago quarter, while pharmacy sales in comparable stores increased 8.1 percent. The company filled a record 222 million prescriptions in the quarter, an increase of

4.3 percent over last year’s first quarter. Prescriptions filled in comparable stores increased 4.1 percent in the quarter. As of Nov. 30, Walgreens retail prescription market share on a 30-day adjusted basis reached 19.0 percent, as reported by IMS Health.

Gross Profit and SG&A

GAAP total gross profit dollars in the first quarter increased $144 million, or 2.8 percent, compared with the year-ago quarter, with gross profit margins decreasing 1.0 percentage point versus the year-ago quarter to 27.1 as a percentage of sales. Adjusted gross profit dollars increased $133 million, or 2.6 percent, compared with the year-ago first quarter.

As anticipated, pharmacy gross profit dollars were negatively affected by lower third-party reimbursement and generic drug price inflation compared to the year-ago quarter. These factors were partially offset by an increase in the brand-to-generic drug conversions compared with the year-ago quarter. Both pharmacy and front-end margins benefitted from purchasing synergies from the company’s joint venture with Alliance Boots. The LIFO provision was $52 million, compared with $58 million in the year-ago quarter.

GAAP selling, general and administrative expense dollars increased $77 million or 1.8 percent compared with the year-ago quarter. These results include 1.1 percentage points of SG&A expense increase for new store expenses; 0.6 percentage point for comparable store and headquarters expenses; and 0.2 percentage point for store closures and other organizational efficiency costs. These expense increases were partially offset by lower acquisition-related amortization of 0.1 percentage point. Adjusted selling, general and administrative expense dollars increased $72 million, or 1.7 percent, compared with the year-ago quarter.

Free and Operating Cash Flow

Walgreens generated free cash flow of $696 million and operating cash flow of $1.0 billion in the quarter.

Special Shareholder Meeting

Walgreens will hold a special meeting of shareholders on Dec. 29 in New York City. This follows the announcement made on Aug. 6 when the company exercised its option to complete the second step of its strategic transaction with Alliance Boots.

At the special meeting, Walgreens shareholders will be asked to consider and vote upon the following items, among others:

•                  A holding company reorganization to establish Walgreens Boots Alliance, Inc. as the new publicly-traded holding company of the new combined enterprise; and

•                  The issuance of Walgreens Boots Alliance shares necessary to complete Step 2 of the strategic transaction.

Subject to shareholder approval, the company expects to close the second step of the Alliance Boots transaction on Dec. 31.

Leadership transition

Wasson, who announced on Dec. 10 that after 35 years of service he will retire from Walgreens shortly after the merger with Alliance Boots is completed, said, “Walgreens is about to achieve an extraordinary milestone in a strategic journey we launched six years ago, and subsequently refined, to transform the front end of Walgreens drugstores, advance the role that community pharmacy plays in health care and find the right partner to take Walgreens global. In 2009, a global Walgreens was a bold vision. Today, we are about to make it a transformational reality — to the benefit of customers, patients and all to whom we bring value in America and the world over.”

Conference Call Details

Walgreens will hold a 45-minute conference call to discuss the first quarter results beginning at 8:30 a.m. Eastern time today, Dec. 23. The conference call will be simulcast through Walgreens investor relations website at: http://investor.walgreens.com. A replay of the conference call will be archived on the website for 12 months after the call.

The replay also will be available from 11:30 a.m. Eastern time, Dec. 23 through Dec. 30 by calling 855-859-2056 within the U.S. and Canada, or 404-537-3406 outside the U.S. and Canada, using replay code 25321620.

About Walgreens

As the nation’s largest drugstore chain with fiscal 2014 sales of $76 billion, Walgreens (www.walgreens.com) vision is to be America’s most loved pharmacy-led health, wellbeing and beauty enterprise. Each day, in communities across America, more than 8 million customers interact with Walgreens using the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with online and mobile services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 8,230 drugstores with a presence in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Walgreens digital business includes Walgreens.com, drugstore.com, Beauty.com, SkinStore.com and VisionDirect.com. Walgreens also manages more than 400 Healthcare Clinic and provider practice locations around the country.

Cautionary Note Regarding Forward-Looking Statements.  Statements in this release that are not historical, including, without limitation, estimates of future financial and operating performance, including the amounts and timing of future accretion and synergies, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast, “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including, but not limited to those relating to the Purchase and Option Agreement and other agreements relating to our strategic partnership with Alliance Boots, the arrangements and transactions contemplated thereby and their timing and possible effects, the proposed holding company reorganization, the risks that one or more closing conditions to such transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions or that the required approvals by the Company’s shareholders may not be obtained; the risk of a material adverse change that the Company or Alliance Boots or either of their respective businesses may suffer as a result of disruption or uncertainty relating to the transactions; risks associated with changes in economic and business conditions generally or in the markets in which we or Alliance Boots participate; risks associated with new business areas and activities; risks associated with acquisitions, joint ventures, strategic investments and divestitures, including those associated with cross-border transactions; risks associated with governance and control matters; risks associated with the Company’s ability to timely arrange for and consummate financing for the contemplated transactions on acceptable terms; risks relating to the Company and Alliance Boots’ ability to successfully integrate our operations, systems and employees, realize anticipated synergies and achieve anticipated financial results, tax and operating results in the amounts and at the times anticipated; the potential impact of announcement of the transactions or consummation of the transactions on relationships and terms, including with employees, vendors, payers, customers and competitors; the amounts and timing of costs and charges associated with our optimization initiatives; our ability to realize expected savings and benefits in the amounts and at the times anticipated; changes in management’s assumptions; our commercial agreement with AmerisourceBergen, the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and Alliance Boots and their possible effects; the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents; the risks associated with transitions in supply arrangements; risks that legal proceedings may be initiated related to the transactions; the amount of costs, fees, expenses and charges incurred by Walgreens and Alliance Boots related to the transactions; the ability to retain key personnel; changes in financial markets, interest rates and foreign currency exchange rates; the risks associated with international business operations; the risk of unexpected costs, liabilities or delays; changes in network participation and reimbursement and other terms; risks of inflation in the costs of goods, including generic drugs; risks associated with the operation and growth of our customer loyalty program; risks associated with outcomes of legal and regulatory matters, and changes in legislation, regulations or interpretations thereof.  These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, as amended, which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the initial distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

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WALGREEN CO. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(UNAUDITED)

(In Millions, Except Per Share Amounts)

	Three Months Ended
	November 30,	November 30,
	2014	2013

Net sales	$19,554	$18,329
Cost of sales (1)	14,258	13,177
Gross Profit	5,296	5,152
Selling, general and administrative expenses	4,456	4,379
Equity earnings in Alliance Boots	151	151
Operating Income	991	924

Interest expense, net	55	41
Other income	199	225
Earnings Before Income Tax Provision	1,135	1,108
Income tax provision	299	404
Net Earnings	836	704
Net earnings attributable to noncontrolling interests	27	9
Net Earnings Attributable to Walgreen Co.	$809	$695

Net earnings per common share attributable to Walgreen Co.:
Basic	$0.86	$0.73
Diluted	$0.85	$0.72

Dividends declared	$.3375	$.3150
Average shares outstanding	945.8	949.3
Dilutive effect of stock options	10.2	12.2
Average Diluted Shares	956.0	961.5

	Percent of Sales

Net sales	100.0%	100.0%
Cost of sales	72.9	71.9
Gross Margin	27.1	28.1
Selling, general and administrative expenses	22.8	23.9
Equity earnings in Alliance Boots	0.8	0.8
Operating Income	5.1	5.0

Interest expense, net	0.3	0.2
Other income	1.0	1.2
Earnings Before Income Tax Provision	5.8	6.0
Income tax provision	1.5	2.2
Net Earnings	4.3	3.8
Net earnings attributable to noncontrolling interests	0.2	—
Net Earnings Attributable to Walgreen Co.	4.1%	3.8%

(1) Fiscal 2015 first quarter includes a LIFO provision of $52 million versus $58 million in the previous year.

WALGREEN CO. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED AND SUBJECT TO RECLASSIFICATION)

(In Millions)

	November 30,	November 30,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$12,861	$969
Accounts receivable, net	3,579	2,727
Inventories	6,518	7,729
Other current assets	322	297
Total Current Assets	23,280	11,722
Non-Current Assets:
Property and Equipment, at cost, less accumulated depreciation and amortization	12,103	12,351
Equity investment in Alliance Boots	7,335	6,439
Alliance Boots call option	—	856
Goodwill	2,356	2,491
Other non-current assets	3,538	2,622
Total Non-Current Assets	25,332	24,759
Total Assets	$48,612	$36,481
Liabilities and Equity
Current Liabilities:
Short-term borrowings	$774	$571
Trade accounts payable	5,189	4,762
Accrued expenses and other liabilities	3,596	3,210
Income taxes	318	278
Total Current Liabilities	9,877	8,821
Non-Current Liabilities:
Long-term debt	13,756	4,501
Deferred income taxes	1,131	778
Other non-current liabilities	3,081	2,325
Total Non-Current Liabilities	17,968	7,604
Equity	20,767	20,056
Total Liabilities and Equity	$48,612	$36,481

WALGREEN CO. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED AND SUBJECT TO RECLASSIFICATION)

(In Millions)

	Three Months Ended
	November 30,	November 30,
	2014	2013

Cash flows from operating activities:
Net earnings	$836	$704
Adjustments to reconcile net earnings to net cash provided byoperating activities -
Depreciation and amortization	319	332
Change in fair value of warrants and related amortization	(296)	(225)
Deferred income taxes	36	129
Stock compensation expense	31	21
Equity earnings in Alliance Boots	(151)	(151)
Unrealized loss from fair value adjustments	96	—
Other	(2)	94
Changes in operating assets and liabilities -
Accounts receivable, net	(353)	(74)
Inventories	(436)	(815)
Other current assets	(20)	(12)
Trade accounts payable	874	97
Accrued expenses and other liabilities	(80)	(232)
Income taxes	204	190
Other non-current assets and liabilities	(27)	75
Net cash provided by operating activities	1,031	133

Cash flows from investing activities:
Additions to property and equipment	(335)	(364)
Proceeds from sale of assets	294	14
Business and intangible asset acquisitions, net of cash received	(13)	(243)
Purchases of short term investments held to maturity	(17)	(19)
Proceeds from short term investments held to maturity	16	19
Investment in AmerisourceBergen	—	(290)
Other	—	(42)
Net cash used for investing activities	(55)	(925)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	10,020	—
Stock purchases	(500)	(205)
Proceeds related to employee stock plans	112	173
Cash dividends paid	(322)	(298)
Other	(61)	(15)
Net cash provided by/(used for) financing activities	9,249	(345)

Effect of exchange rate changes on cash and cash equivalents	(10)	—

Changes in cash and cash equivalents:
Net increase/(decrease) in cash and cash equivalents	10,215	(1,137)
Cash and cash equivalents at beginning of period	2,646	2,106
Cash and cash equivalents at end of period	$12,861	$969

WALGREEN CO. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The company has provided these non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP.  These supplemental non-GAAP financial measures are presented because management has evaluated the company’s financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company’s business from period to period and trends in the company’s historical operating results.  These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

	Three months ended
	November 30,	November 30,
	2014	2013
Net earnings attributable to Walgreen Co. (GAAP)	$809	$695
Foreign currency hedging loss	96	—
Acquisition-related amortization	58	58
LIFO provision	34	37
Alliance Boots related tax	41	28
Acquisition-related costs	16	16
Optimization costs	18	15
Interest on Walgreens Boots Alliance, Inc. debt	9	—
Increase in fair market value of warrants	(222)	(161)
Partial release of tax valuation allowance	(86)	—
Adjusted net earnings attributable to Walgreen Co.	$773	$688

Net earnings per common share — diluted (GAAP)	$0.85	$0.72
Foreign currency hedging loss	0.10	—
Acquisition-related amortization	0.06	0.06
LIFO provision	0.03	0.04
Alliance Boots related tax	0.04	0.03
Acquisition-related costs	0.02	0.02
Optimization costs	0.02	0.02
Interest on Walgreens Boots Alliance, Inc. debt	0.01	—
Increase in fair market value of warrants	(0.23)	(0.17)
Partial release of tax valuation allowance	(0.09)	—
Adjusted net earnings per common share — diluted	$0.81	$0.72

	Three months ended
	November 30, 2014	November 30, 2013
Gross profit (GAAP)	$5,296	$5,152
LIFO provision	52	58
Optimization costs	—	5
Adjusted gross profit	$5,348	$5,215
Adjusted gross profit growth	2.6%

Selling, general and administrative expenses (GAAP)	$4,456	$4,379
Acquisition-related amortization	67	70
Acquisition-related costs	24	25
Optimization costs	28	19
Adjusted selling, general and administrative expenses	$4,337	$4,265
Adjusted selling, general and administrative expenses growth	1.7%

Three months ended
November 30,
2014
Net cash provided by operating activities (GAAP)	$1,031
Less: Additions to property and equipment	335
Free cash flow(1)	$696

(1)         Free cash flow is defined as net cash provided by operating activities in a period minus additions to property and equipment (capital expenditures) made in that period.  This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

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